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                                   EXHIBIT 11


              FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES
         COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                   (In thousands, except per share amounts)

                                                       Three months ended                Nine months ended
                                                          September 30,                     September 30,
                                                   -------------------------         --------------------------
                                                     1995            1994(1)         1995(1)             1994
                                                   -------           -------         -------            -------
                                                          (Unaudited)                       (Unaudited)
Earnings before extraordinary item                 $ 5,873           $ 2,317         $ 4,447            $12,706
Extraordinary item -- loss on early
 retirement of Senior Notes, net of
 applicable income tax benefit of
 $437 in 1995, gain on early
 retirement of Liquid Yield Option
 Notes ("LYONs"), net of applicable
 income tax expense of $312 in 1994                     --                --            (813)               579
                                                   -------           -------         -------            -------
Primary earnings                                     5,873             2,317           3,634             13,285
Add:  Amortization of original
 issue discount and debt issuance
 costs, net of income tax effect,
 applicable to LYONs                                   804                --              --              2,615
                                                   -------           -------         -------            -------
Fully diluted earnings                             $ 6,677           $ 2,317         $ 3,634            $15,900
                                                   =======           =======         =======            =======

Weighted average shares outstanding
 during the period                                  11,138            14,243          11,489             14,959
Common stock equivalent
 shares - primary                                      451               346             391                477
                                                   -------           -------         -------            -------
Common and common stock equivalent
 shares for purpose of calculating
 primary earnings per share                         11,589            14,589          11,880             15,436
Incremental shares to reflect
 full dilution                                       3,639                --              --              3,605
                                                   -------           -------         -------            -------
Total shares for purpose of
 calculating fully diluted earnings
 per share                                          15,228            14,589          11,880             19,041
                                                   =======           =======         =======            =======

Primary earnings per share
 before extraordinary item                         $   .51           $   .16         $   .37            $   .82

Extraordinary item -- loss on early
 retirement of Senior Notes, net of
 applicable income tax benefit in
 1995, gain on early retirement of
 LYONs, net of applicable income
 tax expense in 1994                                    --                --            (.07)               .04
                                                   -------           -------         -------            -------

Primary earnings per share                         $   .51           $   .16         $   .31            $   .86
                                                   =======           =======         =======            =======

Fully diluted earnings per share                   $   .44           $   .16         $   .31            $   .84
                                                   =======           =======         =======            =======





(1) The impact of the assumed conversion of fully dilutive securities is antidilutive, and is therefore excluded from the computation.





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